Community Financial Group, Inc.

                Special Meeting of Shareholders, __________, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned shareholder(s) of Community Financial Group, Inc. ("Community Financial"), a Tennessee business corporation, hereby acknowledges receipt of the proxy statement/prospectus dated____________, 2002 and hereby appoints ________________ and _______________, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the Community Financial common shares that the undersigned held of record on ________________, 2002, at the Special Meeting of Shareholders of Community Financial, to be held at the Nashville City Club, 20th Floor, SunTrust Bank Building, 201 4th Avenue, North, Nashville, Tennessee 37219 on __________, 2002 at _____ local time, or any adjournment or postponement thereof, on the following matters:

        I.      APPROVAL OF MERGER AGREEMENT

                Proposal to approve and adopt the Agreement and Plan of Merger dated as of April 29, 2002 by and between Community Financial and Synovus Financial Corp., as described in the accompanying proxy statement/prospectus dated _________________, 2002.

        _        FOR               _       AGAINST           _        ABSTAIN

        II. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal I which is to be presented for action at the Special Meeting).

        PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the Agreement and Plan of Merger. This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


                                  Dated:
                                        -------------------------------, 2002



                                  -------------------------------------
Name of Shareholder                              Signature


                                  -------------------------------------
No. of Shares                                    Signature



                                  Exhibit 99.1